ADMINISTRATIVE AND MANAGEMENT AGREEMENT




     AGREEMENT, made as of the ___ day of October, 2000, by and between GOVERNMENT SECURITIES DELAWARE, LLC, a Limited Liability Company organized under the laws of the State of Delaware (hereinafter referred to as the "Company"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Administrator").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company intends to engage in business as a closed-end investment company and to register as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Company desires to retain the Administrator to render administrative and management services to the Company in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Administrator is willing to provide administrative and management services to the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Company and the Administrator hereby agree as follows:


                                    ARTICLE I

                           Duties of the Administrator

         The Company hereby employs the Administrator to act as an administrator and manager of the Company and to furnish, or arrange for affiliates to furnish, the administrative and management services described below, subject to the policies of, review by and overall control of



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the Board of Managers of the Company, for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Administrator and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

     (a) Administrative and Management Services. The Administrator shall perform (or arrange for the performance by affiliates of) the administrative and management services necessary for the operation of the Company. It is understood that the Administrator or its affiliates may enter into separate agreements with the Company for the provision of administrative and management services necessary for the operation of the Company. The Administrator shall provide the Company with office space, facilities, equipment and necessary personnel and such other services as the Administrator, subject to review by the Board of Managers, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, pricing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of Managers of its performance of its obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable.


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     (b)  Sub-Administrators. In carrying out its responsibilities hereunder, the Administrator may employ, retain or otherwise avail itself of the services of other persons or entities including without limitation, affiliates of the Administrator, on such terms as the Administrator shall determine to be necessary, desirable or appropriate. However, if the Administrator chooses to retain or avail itself of the services of another person or entity to provide administrative and management services to the Company, such other person or entity must be retained at the Administrator's own cost and expense. Retention of one or more sub-administrators, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Administrator under this Agreement and the Administrator shall be responsible for all acts and omissions of such sub-administrators, or other persons or entities, in connection with the performance of the Administrator's duties hereunder.

     (c) Notice Upon Change in Partners of the Administrator. The Administrator is a limited partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Administrator will notify the Company of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II

                       Allocation of Charges and Expenses

The Administrator. The Administrator assumes and shall pay, or cause its affiliates to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I as well as all other expenses of the Company including, but not limited to, legal and audit expenses and custodial, transfer agency,


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accounting, audit and printing fees. The Company shall pay the compensation of all officers of the Company and all Managers of the Company.

                                  ARTICLE III

                        Compensation of the Administrator

         Administrative Fee. For the services rendered, the facilities furnished and expenses assumed by the Administrator, the Company shall pay to the Administrator a semi-annual management fee on February 15th and August 15th of twenty-five thousand dollars ($25,000). If the Agreement becomes effective subsequent to the first day of a semi-annual period or terminates before the last day of a semi-annual period, compensation for that part of the semi-annual period this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above.


                                   ARTICLE IV

                  Limitation of Liability of the Administrator

         The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any act or omission in the administration or management of the Company, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Administrator" shall include any sub-administrators performing services for the Company contemplated hereby and the partners, directors, officers and employees of the Administrator and such sub-administrators.


                                   ARTICLE V

                         Activities of the Administrator



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      The services of the Administrator to the Company are not to be deemed to be exclusive: the Administrator and any person controlled by or under common control with the Administrator (for purposes of this Article V referred to as "affiliates") are free to render services to others. It is understood that the Board of Managers, officers, employees and shareholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, employees, partners, shareholders or otherwise and that directors, officers, employees, partners and shareholders of the Administrator and its affiliates are or may become similarly interested in the Company, and that the Administrator and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Company as shareholders or otherwise.


                                   ARTICLE VI

                   Duration and Termination of this Agreement

         This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year. This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Managers or by vote of a majority of the outstanding voting securities of the Company, or by the Administrator, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.


                                  ARTICLE VII

                          Amendments of this Agreement

         This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Managers of the Company, including a majority of those Managers who are not parties to this Agreement or interested persons of any such party, cast in person at a



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meeting called for the purpose of voting on such approval and, when required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company.

                                  ARTICLE VIII

                          Definitions of Certain Terms

         The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  Governing Law

         This Agreement shall be governed by and construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.




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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                           GOVERNMENT SECURITIES DELAWARE, LLC



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:




                                           FUND ASSET MANAGEMENT, L.P.

                                           By: PRINCETON SERVICES, INC.,
                                               as General Partner



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title: